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                                                                    EXHIBIT 23.8

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report, dated August 27, 1998, on the financial statements of Arc Electric, Incorporated as of and for the year ended December 31, 1997, included in or made a part of this registration statement, and to all references to our firm in this registration statement.


                                          Edmondson, Ledbetter & Ballard, LLP

                                          /s/ EDMONDSON, LEDBETTER & BALLARD LLP

Norfolk, Virginia
September 11, 1998